Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form 10-K of Pangaea Logistics Solutions Ltd. of our report dated March 30, 2015 relating to the financial statements of Nordic Bulk Holding ApS, which appears in Pangaea Logistics Solutions Ltd.’s Annual Report on Form 10‑K for the year ended December 31, 2014.

PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
March 23, 2016